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                                                                    Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

          As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 16, 2001, included in the Northern Trust Corporation's Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.



                                            /s/ Arthur Andersen LLP

                                            ARTHUR ANDERSEN LLP

Chicago, Illinois
April 12, 2001


          As independent public accountants, Hill, Taylor LLC hereby consent to the incorporation by reference in this Form S-8 of our report dated May 4, 2000, included in The Northern Trust Company's Thrift-Incentive Plan Annual Report on Form 11-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.



                                            /s/ Hill Taylor LLC

                                            HILL, TAYLOR LLC

Chicago, Illinois
April 12, 2001


                             CONSENT OF ATTORNEYS

          The consent of Kelly R. Welsh, Executive Vice President and General Counsel of Northern Trust Corporation, to the filing of his opinion as an exhibit to this registration statement is contained in his opinion filed as
Exhibit 5 hereto.